                                                                   EXHIBIT 10.10
PACCAR
FINANCIAL                                  DIRECT LOAN SECURITY AGREEMENT

This DIRECT LOAN SECURITY AGREEMENT ("Security Agreement"), made on November 8, 2002 by and between Rugged Liner, Inc. a business with its principal place of business at 951 AIKEN RD., OWOSSO, MICHIGAN 48867 ("Debtor") and PACCAR FINANCIAL CORP. a Washington corporation with an address at 777 106th Ave. NE, BELLEVUE, WASHINGTON 98004 ("Secured Party")

1. INDEBTEDNESS. For value received, Debtor promises to pay Secured Party at its office located at the address stated above or such other place as Secured Party designates.

The amount owed herein shall be repaid in consecutive installments (including both principal and interest) as follows:

                INSTALLMENTS

PAYMENT DATE               NUMBER F PAYMENT             PAYMENT AMOUNT
Dec 8, 2002                         60                   $2,444.31

beginning December 8, 2002 and on the same day of each month thereafter (each a "Payment Date") until November 8, 2007, when the entire unpaid balance of principal and interest, plus any other accrued charges, shall become due and payable. The original principal balance herein is $120,549.56, and interest paid on the unpaid principal balance from and including the date hereof shall be calculated at the rate of 8.0 % per annum. Interest start date is November 8, 2002.

The interest accrued may vary each month based on the timeliness of receipt of payments compared to the Payment Dates outlined above. Late payments will cause total interest paid to be higher than originally expected, and early payments will cause total interest to be lower than originally expected. The final payment will be adjusted to reflect the timeliness of payment receipt.

The principal balance includes one or more official fees in the total amount of $0.00, a document preparation fee of $0.00, and the cost of financing a Preventive Maintenance Customer Agreement in the amount of $0.00.

Debtor may prepay in full, but not in part, its entire indebtedness hereunder upon payment of a premium equal to 1/12 of 1% (.00083) of the current principal balance at the time of such prepayment multiplied by the number of full months remaining in the term of the Security Agreement, provided that such prepayment penalty is not prohibited by applicable state law, otherwise at the highest prepayment penalty Debtor can legally obligate itself to pay and/or Secured party can legally collect.

2. USE OF PROCEEDS. Secured Party is hereby irrevocably authorized and directed to disburse the proceeds of this Security Agreement as follows:

AMOUNT                  PAYEE NAME                      PAYEE ADDRESS
---------------------------------------------------------------------------------------------------------------
      $120,549.56    Mid-Michigan Great Dane, Inc.   4350 Clyde Park Ave. SW, Grand Rapids, Michigan 49509-4057


Debtor hereby acknowledges and agrees that the proceeds of this Security Agreement will be used for commercial or business purposes and will not be used for personal, family or household purposes.

Secured Party may disburse the proceeds using checks, drafts, orders, transfer funds, or any other method or media Secured Party deems desirable. Disbursement may be made in Secured Party's name on Debtor's behalf or in Debtor's name. Disbursement in accordance with the above instructions or any written supplement to these instructions will constitute payment and delivery to and receipt by Debtor of all such proceeds.

3. SECURED INDEBTEDNESS. This Security Agreement secures the payment of the indebtedness set forth above and any and all other obligations and liabilities of Debtor to Secured Party whether due or to become due, direct or contingent, now existing or hereafter incurred of any nature whatsoever, including without limitation all legal fees, court costs and expenses of whatever kind incident to the collection of any of said indebtedness or "Indebtedness"). Without limiting the generality of the foregoing, this Security Agreement secures the payment of all amounts which constitute part of the Indebtedness and would be owed by Debtor to Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Debtor.

4. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party, its successors and assigns forever, a security interest in and against the following equipment, motor vehicles, fixtures, goods, general intangibles, and any additions, attachments, accessories and accessions thereto, any substitutions, replacements or exchanges therefor, and any and all proceeds of any and all other of the foregoing and, to the extent not otherwise included, all (a) payments under insurance (whether or not Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing and (b) cash, all of which property and proceeds is hereinafter individually and collectively referred to as the "Collateral":








































DEBTOR:        Rugged Liner, Inc.
CONTRACT DATE: November 8, 2002

PACCAR
FINANCIAL                                       DIRECT LOAN SECURITY AGREEMENT

                                 DESCRIPTION OF COLLATERAL
YEAR       MAKE                  MODEL       VEHICLE IDENTIFICATION                           COMMENT
****************************** SEE COLLATERAL ADDENDUM ******************************


5. RIGHTS OF SECURED PARTY IN THE COLLATERAL. The surrender of any document evidencing the Indebtedness or any other obligation or liability secured hereby, upon payment or otherwise, shall not affect the rights of Secured Party to retain the Collateral for such other obligations and liabilities as may then exist. Any third person at any time and from time to time holding all or a portion of the Collateral shall be deemed to be holding and shall hold the Collateral as the agent of, and as pledge holder for, Secured Party. At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, Secured Party.

6. DEBTOR REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants as follows: (a) If Debtor is a corporation, (i) it is duly organized, validly existing and in good standing in its state of incorporation and is authorized to conduct its business in all of the jurisdictions wherever it engages in such business, and (ii) this Security Agreement is executed pursuant to authority of its Board of Directors and with the consent of its shareholders; (b) Debtor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Security Agreement. No effective financing statement or other document similar in effect covering all or any part of the Collateral is on file in any recording office, except as may have been filed in favor of Secured Party relating to this Security Agreement. Debtor has no trade names other than those previously disclosed to Secured Party; (c) Debtor has exclusive possession and control of the Collateral; (d) This Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Indebtedness, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken; (e) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest);
(f) There are no conditions precedent to the effectiveness of this Security Agreement that have not been satisfied or waived; (g) the Collateral will be titled in the State of Michigan; (h) Debtor will immediately notify Secured Party in writing of any change in Debtor's principal place of business identified above; and (i) this Security Agreement is entered into in the State of Michigan and is governed by its laws.

7. CERTIFICATE OF TITLE-LIENS. Debtor agrees that any Certificate of Title on the Collateral will show Secured Party's security interest (lien) and will be delivered promptly to Secured Party. Secured Party shall hold the Certificate of Title until Debtor pays all of the Indebtedness and performs all other obligations under this Security Agreement. Debtor promises not to give any other party a lien or security interest in the Collateral without Secured Party's written consent. Debtor promises not to part with possession of, sell or lease the Collateral without Secured Party's written consent. Debtor hereby (a) agrees that from time to time, at the expense of the Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party may request, in order to perfect or protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, and (b) grants to Secured Party the power to sign Debtor's name and on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral.

8. INSURANCE. Debtor shall keep the Collateral continuously insured against fire, theft, collision, and any other hazard Secured Party specifies by any insurance company Secured Party has approved. The amount of insurance shall be the full insurable value of the Collateral or the full amount of all obligations this Security Agreement secures, whichever is greater. Debtor agrees to deliver promptly to Secured Party certificates or, if requested, policies of insurance satisfactory to Secured Party, each with a standard long-form loss-payable endorsement naming Secured Party or assigns as loss-delivered to Secured Party at least ten (10) days before the cancellation date. If the Collateral is lost or damaged, Secured Party shall have full power to collect any or all insurance proceeds and to apply them as Secured Party chooses either (i) to satisfy any obligation secured by this Security Agreement (whether or not due or otherwise matured), or (ii) to repair the Collateral. If Debtor obtains insurance from a company Secured Party has not approved, or fails to obtain any insurance, Secured Party may (but does not have to) obtain any insurance Secured Party desires to protect its interests. If Secured Party does so, Debtor shall reimburse Secured Party upon demand for its expenses. Secured Party shall have no liability at all for any losses which occur because no insurance was obtained or any insurance which has been obtained is incomplete.

9. TAXES. Debtor agrees to pay before delinquency all taxes, license fees and other governmental charges imposed on the Collateral or its sales or use.




















































DEBTOR:         Rugged Liner, Inc.
CONTRACT DATE:  November 8, 2002

PACCAR
FINANCIAL                                         DIRECT LOAN SECURITY AGREEMENT

10. USE OF COLLATERAL. Debtor shall keep the Collateral in good repair, shall prevent any waste, loss, damage, or destruction of or to the Collateral, shall prevent any unlawful use of the Collateral, and shall not make or allow to be made any significant change in the Collateral or its chassis, body, or special equipment, without Secured Party's written consent. Debtor assumes all risk of damage, loss, or destruction of or to the Collateral, whether or not insured against. Secured Party may examine the Collateral wherever located at any time, and Debtor will inform Secured Party of the Collateral's location upon Secured Party's request.

11. EXPENSE PAID BY SECURED PARTY. Debtor agrees to reimburse Secured Party upon demand for any expenses paid by Secured Party such as taxes, insurance premiums, repair bills, title fees, the expenses set forth in Section 16 (d) hereof and any other expenses necessary to protect Secured Party's security interest in the Collateral. Debtor's obligation to pay the expenses shall be secured by this Security Agreement.

12. NO WARRANTY. If the Collateral is new, there is no warranty other than that of the manufacturer. If the Collateral is used, it is sold "AS IS" and "WITH ALL FAULTS." SECURED PARTY MAKES NO WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE UNLESS SET OUT IN WRITING AND SIGNED BY SECURED PARTY THERE ARE NO OTHER WARRANTIES EXPRESS OR IMPLIED.

13. ADDITIONS TO COLLATERAL. Anything added to the Collateral, including but not limited to engines, transmissions, tires, wheels, fifth wheels, radios and electrical equipment, tanks and any other body or structure, becomes part of the Collateral and is subject to Secured Party's security interest, and must stay with the Collateral if repossessed or returned to Secured Party.

14. PAYMENT APPLICATION AND DELINQUENCY CHARGES. All payments shall be applied first to interest and then to principal. For each installment not paid when due, Debtor agrees to pay Secured Party a delinquency charge calculated thereon at the rate of 1-1/2% per month for the period of delinquency or, at Secured Party's option, 5% of such installment (but under no circumstances shall the delinquency charge exceed $10 for contracts governed by Arizona law, $25 for contracts governed by Nebraska law, nor, for contracts governed by Pennsylvania law, 4% of each overdue installment, per month, for the period of delinquency), provided that such a delinquency charge is not prohibited by law, otherwise at the highest rate Debtor can legally obligate itself to pay and/or Secured Party can legally collect.

15. DEFAULT. Time is of the essence of this Security Agreement. The due dates for payments and the performance of the other obligations under this Security Agreement are among its most crucial provisions. Debtor shall be in default under this Security Agreement upon the occurrence of any of the following: (a) Debtor fails to pay on or before the due date the full amount of any scheduled payment, taxes, insurance premium, or other obligation secured by this Security Agreement; (b) Debtor fails to perform any of Debtor's obligations under this Security Agreement; (c) Any representation Debtor has made in this Security Agreement or in any credit application or financial statement Debtor has given to Secured Party in connection with the credit secured by this Security Agreement turns out to be false; (d) Any check, note or other instrument given for a payment is dishonored when presented for payment; (e) The Collateral is seized or levied upon under any legal or governmental process or proceeding against Debtor or the Collateral; (f) Debtor becomes insolvent or subject to insolvency proceedings as defined in the Uniform Commercial Code or becomes subject to bankruptcy; (g) Debtor defaults in the payment or performance of any other agreement in connection with any other obligation for borrowed money; or
(h) Secured Party reasonably deems the Collateral in danger of misuse, confiscation, damage, or destruction.

16. REMEDIES. In the event of an event of default, Secured Party may declare the entire Indebtedness secured by this Security Agreement immediately due and payable, without protest, presentment, notice, or demand, all of which Debtor waives. All sums remaining unpaid in the agreed or accelerated date of maturity shall bear interest at the rate of 1-1/2% per month, provided that such a rate is not prohibited by law, otherwise at the highest lawful contract rate. If Debtor defaults under this Security Agreement, in addition to the rights that Secured Party has under the law in effect at the time of default, the following provisions shall apply: (a) On Secured Party's demand, Debtor shall deliver possession of the Collateral to Secured Party at a place Secured Party designates reasonably convenient to both parties: (b) Secured Party may enter any premises where the Collateral may be found and take possession of it without notice, demand, or legal proceedings: (c) Secured Party shall give Debtor at least ten (10) days written notice of any sale of the Collateral, which Debtor agrees to be reasonable notice. Notice shall be given at the address specified in this Security Agreement or other such address that Debtor may have previously specified in writing to Secured Party. Notice shall be effective when deposited in the mails, postage prepaid, addressed as provided above: (d) Expenses of retaking, holding, preparing for sale, selling and the like shall include (i) the fees of any attorneys retained by Secured Party and (ii) all other legal expenses incurred by Secured Party. Debtor agrees that it shall be liable for and shall promptly pay any deficiency resulting from any disposition of the Collateral after default.

17. NO WRONGFUL POSSESSION. Debtor agrees that if Secured Party repossesses the Collateral or otherwise obtains possession of it, Secured Party will not be in wrongful possession of any property contained in the Collateral or attached to it in which Secured Party does not have a security interest. Secured Party agrees to make any such property available to Debtor to take back at a place reasonably convenient to both parties.
































DEBTOR:         Rugged Liner, Inc.
CONTRACT DATE:  November 8, 2002

PACCAR
FINANCIAL                                       DIRECT LOAN SECURITY AGREEMENT

18. VARIATIONS OF CONTRACT. No provision of this Security Agreement may be changed or amended unless by a written contract signed by Secured Party. Secured Party's acceptance of late payments does not mean that Secured Party is obligated to accept late payments in the future. No waiver of any default shall operate as a waiver of any other default.

19. ENTIRE AGREEMENT: SEVERABILITY. This Security Agreement is the complete and exclusive statement of rights and duties between Debtor and Secured Party. If any provision is held unenforceable, it shall be deemed omitted without affecting the enforceability of the remaining provisions.

20. BAD CHECKS. Whenever a check, draft or order given by or on behalf of Debtor, for the purpose of payment of any obligation arising under this Security Agreement, has been dishonored for lack of funds or credit to pay the same or the maker, issuer or drawer has no account with the drawee, Secured Party may collect from Debtor a reasonable handling fee, not to exceed the maximum amount allowed by law in the state chosen by the parties to govern this Security Agreement.

21. CROSS COLLATERAL. Debtor grants to Secured Party a security interest in all collateral securing the payment and performance on any and all absolute or contingent obligations and liabilities of Debtor to Secured Party, now existing or hereinafter arising, whether under this Security Agreement or any other agreement between Debtor and Secured Party, including, but not limited to, security agreement retail installment contracts and equipment lease agreements.

22. MISCELLANEOUS. (a) This Security Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns. (b) This Security Agreement and any other evidence of the Indebtedness given in connection herewith may be assigned without notice to Debtor and Debtor hereby waives any defense, counterclaim or cross-complaint by Debtor against any assignee, agreeing that Secured Party shall be solely responsible therefor. (c) Debtor waives all homestead and other property exemption laws. (d) Debtor agrees to furnish its annual financial statements and such interim statements as Secured Party may require in form satisfactory to Secured Party. Any and all financial statements will be prepared on a basis of generally accepted accounting principles, and will be complete and correct and fairly present Debtor's financial condition as of the date thereof. Secured Party may at any reasonable time examine the books and records of Debtor and make copies thereof. (e) Debtor acknowledges receipt of a true copy of this Security Agreement, and waives acceptance hereof. (f) This Security Agreement shall continue in full force and effect for so long as there shall remain in existence obligations or liabilities from Debtor to Secured Party and for so long after the payment of all outstanding obligations and liabilities as it is reasonably contemplated that there may be future obligations and liabilities between Debtor and Secured Party, which future obligations and liabilities shall be secured by the security interest granted in this Security Agreement. (g) This Security Agreement may be executed in one or more counterparts, each of which may be deemed to be the original instrument, but all of which together shall constitute but one instrument, and only one set of rights, duties and obligations shall arise therefrom.

23. ADDITIONAL STATE-SPECIFIC PROVISIONS. For purposes of Florida law, the term "principal balance" shall mean the "amount financed," i.e., the amount of credit provided to you. For purposes of Texas law, the term "principal balance" shall mean the "unpaid balance," i.e., the amount financed.

Texas document preparation fee disclosure: "A DOCUMENTARY FEE IS NOT AN OFFICIAL FEE. A DOCUMENTARY FEE IS NOT REQUIRED BY LAW, BUT MAY BE CHARGED TO BUYERS FOR HANDLING DOCUMENTS AND PERFORMING SERVICES RELATING TO THE CLOSING OF A SALE. A DOCUMENTARY FEE MAY NOT EXCEED $50 FOR A MOTOR VEHICLE CONTRACT OR A REASONABLE AMOUNT AGREED TO BY THE PARTIES FOR A HEAVY COMMERCIAL VEHICLE CONTRACT. THIS NOTICE IS REQUIRED BY LAW."

DEBTOR:          Rugged Liner, Inc.
CONTRACT DATE:   November 8, 2002

PACCAR
FINANCIAL                                       DIRECT LOAN SECURITY AGREEMENT

                                NOTICE TO DEBTOR

1. LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE CAUSED TO OTHERS NOT INCLUDED UNDER THIS CONTRACT.

2. DO NOT SIGN THIS SECURITY AGREEMENT BEFORE YOU HAVE READ IT OR IF IT CONTAINS ANY BLANK SPACES.

3.  YOU ARE ENTITLED TO AN EXACT COPY OF THE SECURITY AGREEMENT YOU SIGN.

4. UNDER THE LAW, YOU HAVE THE RIGHT: (A) TO PAY OFF IN ADVANCE THE FULL AMOUNT AND MAY OBTAIN A PARTIAL REFUND OF THE FINANCE CHARGE; (B) TO REDEEM THE PROPERTY IF REPOSSESSED FOR A DEFAULT; AND (C) TO REQUIRE, UNDER CERTAIN CONDITIONS, A RESALE OF THE PROPERTY, IF REPOSSESSED.

5.  KEEP THIS SECURITY AGREEMENT TO PROTECT YOUR LEGAL RIGHTS.

6. NOTICE REQUIRED FOR CONTRACTS GOVERNED BY ARIZONA LAW: SELLER IS REGULATED BY THE ARIZONA STATE BANKING DEPARTMENT, AND COMPLAINTS CONCERNING THIS CONTRACT MAY BE MADE TO THAT AGENCY AT 2910 N. 44TH STREET, SUITE 310, PHOENIX, AZ 85018 ((602) 255-4421).

7. NOTICE REQUIRED FOR CONTRACTS GOVERNED BY TEXAS LAW: TO CONTACT PACCAR FINANCIAL CORP. ABOUT THIS ACCOUNT, CALL (940) 484-8100. THIS CONTRACT IS SUBJECT IN WHOLE OR IN PART TO TEXAS LAW, WHICH IS ENFORCED BY THE CONSUMER CREDIT COMMISSIONER, 2601 NORTH LAMAR, AUSTIN, TX 78705 ((713) 461-4074).

DEBTOR ACKNOWLEDGES THAT A TRUE COPY OF THIS SECURITY AGREEMENT HAS BEEN RECEIVED, READ, AND WAS COMPLETELY FILLED IN BEFORE BEING SIGNED.

IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Security Agreement as of the day and year first above written.

SECURED PARTY:                               DEBTOR:
PACCAR  FINANCIAL CORP.                                  RUGGED LINER, INC.

NAME: Mark Thessen                           NAME:      Gregory T. Strzynski

TITLE: Area Administration Manager           TITLE.     Chief Financial Officer

DATE: November 8, 2002                       DATE:      November 8, 2002

                                             TAX ID:
                                                         38-3330167


                     Executed in City: _______________ State ______________
                                                       Initials:  _________









DEBTOR:         Rugged Liner, Inc.
CONTRACT DATE:  November 8, 2002

PACCAR                                            DIRECT LOAN SECURITY AGREEMENT
FINANCIAL                                                    COLLATERAL ADDENDUM
--------------------------------------------------------------------------------

This Collateral Addendum is annexed to and made part of a Direct Loan Security Agreement dated November 8, 2002 by and between PACCAR Financial Corp. as "Secured Party" and Rugged Liner, Inc. as "Debtor' and describes collateral in which Debtor grants Secured Party a security interest under the terms and conditions of Paragraphs 3 and 4 of the Direct Loan Security Agreement.


--------------------------------------------------------------------------------
                            DESCRIPTION OF COLLATERAL
--------------------------------------------------------------------------------
  YEAR      MAKE              MODEL           VEHICLE IDENTIFICATION    COMMENT
  ----      ----              -----           ----------------------    -------
  2003   Great Dane      7441 Van Trailer            3B069801
  2003   Great Dane      7441 Van Trailer            3B069802
  2003   Great Dane      7441 Van Trailer            3B069803
  2003   Great Dane      7441 Van Trailer            3B069804
  2003   Great Dane      7441 Van Trailer            3B069805
  2003   Great Dane      7441 Van Trailer            3B069806                i































SECURED PARTY:                             DEBTOR:
PACCAR Financial Corp.                     Rugged Liner, Inc.

BY:                                        BY:



NAME:    Mark Thessen                      NAME: Gregory T. Strzynski
TITLE:   Area Administration Manager       TITLE: Chief Financial Officer
DATE:    November 8, 2002                  DATE: November 8, 2002


DEBTOR:  Rugged Liner, Inc.
CONTRACT DATE: November 8, 2002

PACCAR
FINANCIAL                               DIRECT LOAN SECURITY AGREEMENT GUARANTY

Reference is made to the Direct Loan Security Agreement (the "Agreement") dated November 8, 2002 between PACCAR Financial Corp. as "Secured Party and RUGGED Liner, Inc. as "Debtor."

For valuable consideration, the receipt of which is hereby acknowledged, and to induce Secured Party to enter Into the Agreement. Guarantor (moaning all undersigned Guarantors, If more than one, jointly and severally) hereby unconditionally guarantees to Secure Party and its assigns, regardless of the enforceability of the Agreement, or of any other circumstances which might affect the liability of Guarantor, that (I) all Debtor's indebtedness under the Agreement (the "Debt"), including without limitation each installment thereof, will be, paid in full when due, whether otherwise, at stated maturity or maturity by acceleration or in accordance with the terms of the Agreement, and
(it) In case of any extension of time of payment or renewal of any of the Debt, it will be paid in full when due in accordance with the, terms of such extension or renewal. whether at stated maturity or maturity by acceleration or otherwise. Failing payment when due of an amount so guaranteed for whatever reason. Guarantor will be obligated to pay such amount immediately, regardless of whether Secure Party has processed against Debtor or the Collateral (as defined in the Agreement). Guarantor hereby waives notice of and consents to any extensions of time of payment, renewals, releases of Collateral, or other indulgence from time to time granted to Debtor in respect of any or all of the Debt Guarantor hereby waives demand of payment, presentment, protest, notice of sale of other disposition or release or other handling of the collateral, and all other notices and demands whatsoever respecting the Debt or the collateral. This guaranty shall bind Guarantor and the ESTATE OF Guarantor. This guaranty shall be automatically reinstated and continue If for any reason any payment in respect of the Debt shall be rescinded or must otherwise be restored, whether as a result of proceedings in bankruptcy or otherwise. Any of the undersigned Guarantors, if more than one, and any other party liable In respect of the Debt may be released without affecting the liability of the undersigned Guarantor or Guarantors not released, Guarantor hereby waives notice of acceptance of this guaranty Guarantor hereby irrevocably waives and renounces any right or claim Guarantor would otherwise have against Debtor, whether by way of indemnification, subrogation, exoneration, right of reimbursement, contribution or otherwise, as a consequence of Guarantor's making any payment under this Guarantee.

Dated this eighth day of November, 2002.            (Corporate Seal)

GUARANTOR:
            SPORTS RESORTS INTERNATIONAL, INC.

BY:         __________________________________
NAME:       Gregory T. Strzynski
Title       Chief Financial Officer

            38-3262264

                                   CERTIFICATE

I, the undersigned, hereby certify that I am the duty elected, qualified, and acting Secretary and keeper of the corporate records and seal of Sports Resorts International, Inc. (the "Corporation"), a corporation organized and in good standing under the laws of Michigan and further certify as follows:

(1) That the following is a true and complete copy of curtain resolutions duly adopted at a meeting of the Board of Directors of the Corporation election, held on November 8, 2002 , at which a quorum was present and voting throughout, which resolutions remain in full force and effect without modification and do not contravene or conflict with the by-laws, articles of incorporation or any contractual undertaking of the
       Corporation:

       "RESOLVED, that the guaranty by this Corporation of the obligations of Rugged Liner, Inc. to or to be executed between the aforementioned parties and any assignment thereof be, and it hereby is conferred or ratified, as the case may be; and be it

       FURTHER RESOLVED, that the authority of Gregory T. Strzynski, the Chief Financial Officer of this corporation, to execute and, deliver any instrument evidencing the aforementioned guaranty be, and it hereby is, conferred or ratified, as the case may be."

(2) That the person whose name appears above is the duly elected or appointed officer or employee of the Corporation holding the offices or title indicated.


WITNESS my hand and seal of said Corporation this eighth day of November, 2002.



                                               ---------------------------------
                                               Secretary

DEBTOR:         Rugged Liner, Inc,
CONTRACT DATE:  November 8, 2002














































DEBTOR:         Rugged Liner, Inc,
CONTRACT DATE:  November 8, 2002